UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2005

Lightbridge, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21319	04-3065140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 Corporate Drive, Burlington, Massachusetts		01803
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-359-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2005, the Compensation Committee of the Board of Directors of Lightbridge, Inc., a Delaware corporation ("Lightbridge" or the "Company"), approved a $161,417 bonus payment for the year ended December 31, 2004 to Robert E. Donahue, President and Chief Executive Officer of the Company, under his Employment Agreement dated August 2, 2004.

On February 16, 2005, the Compensation Committee of the Board of Directors of the Company granted Gary Haroian, a Director of the Company, a non-statutory stock option under the Company’s 2004 Stock Incentive Plan to purchase up to 25,000 shares of the Company’s common stock at an exercise price of $6.17 per share. The option has a term of ten (10) years and vests in three equal annual installments. Upon termination of his services as Director, Mr. Haroian has up to ninety (90) days to exercise any shares vested under the option through the effective date of termination.

Under the Company’s 2004 Stock Incentive Plan, Lightbridge grants ten (10) year stock options to its Directors from time to time for their services as Directors. Initial grants upon election provide for vesting in three equal annual installments. Annual grants provide for immediate vesting. The exercise price of each option is equal to the closing price of the Company’s stock on the date of grant as reported on The Nasdaq Stock Market. The foregoing description of the stock options does not purport to be complete and is qualified in its entirety by the terms and conditions of the Form of Notice of Stock Option Grant to Directors, a copy of which is filed as Exhibit 10.2 and is incorporated by reference.

On February 16, 2005, the Compensation Committee of the Board of Directors of the Company approved the 2005 Executive Bonus Plans (the "Plans") for the following executive officers: Robert E. Donahue, Roy Banks, Eugene J. DiDonato and Timothy C. O’Brien. Individual management goals ("MBOs" for Messrs. Banks, DiDonato and O’Brien were also approved by the Company’s Chief Executive Officer on February 16, 2005.

Messrs. Donahue, Banks, DiDonato and O’Brien are the President and Chief Executive Officer, President of Authorize.Net Business Unit, Vice President and General Counsel, and Vice President and Chief Financial Officer, respectively, of the Company.

The Plans provide for the payment of annual bonuses to the executive officers based upon the achievement of certain financial performance targets (measured by earnings/loss per share, revenue, operating income, or business unit operating income or revenue, as the case may be) and, under certain circumstances, the achievement of MBOs. The Plans also provide for incremental bonuses payable to the executives (other than the Chief Executive Officer) upon achievement of certain operating income targets. The foregoing description of the Plans and MBOs does not purport to be complete and is qualified in its entirety by the terms and conditions of the Plans and MBOs, copies of which are filed as Exhibits 10.3 and 10.4 and are incorporated by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 16, 2005, the Board of Directors of the Company elected Gary Haroian as a Class I Director and as Chairman of the Company’s Audit Committee. Mr. Haroian is not a party to a transaction required to be disclosed by Item 404(a) of Regulation S-K. A copy of the press release issued by Lightbridge on February 16, 2005 and entitled "Haroian Elected to Lightbridge Board of Directors" is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

On February 16, 2005, Dorothy A. Terrell resigned as a Director of the Company citing other responsibilities. A copy of the press release issued by Lightbridge on February 16, 2005 and entitled "Terrell to Step Down from the Lightbridge Board of Directors" is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits
10.1 Notice of Stock Option Grant for 25,000 shares of common stock of Lightbridge, Inc. granted to Gary Haroian on February 16, 2005
10.2 Form of Notice of Stock Option Grant to Directors
10.3 2005 Executive Incentive Plan for Robert E. Donahue, Eugene J. DiDonato and Timothy C. O’Brien and MBOs for Eugene J. DiDonato and Timothy C. O’Brien
10.4 2005 Business Unit Executive Incentive Plan and MBOs for Roy Banks
99.1 Press Release dated February 16, 2005 entitled "Haroian Elected to Lightbridge Board of Directors"
99.2 Press Release dated February 16, 2005 entitled "Terrell to Step Down from the Lightbridge Board of Directors".

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightbridge, Inc.

February 22, 2005	By:	Timothy C. O'Brien

Name: Timothy C. O'Brien
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Notice of Stock Option Grant for 25,000 shares of common stock of Lightbridge, Inc. granted to Gary Haroian on February 16, 2005
10.2	Form of Notice of Stock Option Grant to Directors
10.3	2005 Executive Incentive Plan for Robert E. Donahue, Eugene J. DiDonato and Timothy C. O'Brien and MBOs for Eugene J. DiDonato and Timothy C. O'Brien
10.4	2005 Business Unit Executive Incentive Plan and MBOs for Roy Banks
99.1	Press Release dated February 16, 2005 entitled "Haroian Elected to Lightbridge Board of Directors"
99.2	Press Release dated February 16, 2005 entitled "Terrell to Step Down from the Lightbridge Board of Directors"